AMENDMENT TO ASSIGNMENT
DATED OCTOBER 27, 2015

THIS AMENDMENT (the “Amendment”) is entered into effective the 27th day of October, 2015, by, between and among Metro Media Group, LLC, a New Jersey limited liability company (“MMG-NJ”), and Metro Media Holding Corporation, a Nevada corporation (“MMG-NV”).

WHEREAS, the parties entered into that Assignment dated as of the 20th day of April 2015 (the “Assignment”); and

WHEREAS, the parties desire to amend the Assignment in accordance herewith.

NOW, THEREFORE, the parties desire to amend the Assignment as follows:

1.	The following first Recital is deleted in its entirety:

WHEREAS, MMG-NJ is desirous of assigning to MMG-NV, and MMG-NV is desirous of assuming from MMG-NJ, all of the assets of MMG-NJ free and clear of any liens or encumbrances;

2.      The first Recital is amended to read as follows:

WHEREAS, MMG-NJ is desirous of assigning to MMG-NV, and MMG-NV is desirous of assuming from MMG-NJ, all of its right title and interest, in and to, the “Mlife” television network from MMG-NJ free and clear of any liens or encumbrances;

3.	Paragraph one (1) is amended to read as follows:

Asset Assignment. MMG-NJ hereby assigns and transfers to MMG-NV all of its right title and interest, in and to, the “Dandana TV” television network free and clear of al liens and encumbrances, in each case effective as of the Effective Date. MMG-NV hereby accepts such assignment.

4.	The Amendment to Assignmentis deemed terminated as of the date hereof. No obligation of either party hereinbefore arising out of this Agreement is null and void, without any legal force or effect.

IN WITNESS WHEREOF, the parties have caused this Assignment to be duly executed as of the date first written above.

METRO MEDIA GROUP, LLC

/s/Andy Altahawi

________________________

By: A. Altahawi

Its: Managing Member

METRO MEDIA HOLDING CORPORATION

/s/Andy Altahawi

_______________________

By: A. Altahawi

Its: President